Exhibit 10.3

FIRST AMENDMENT TO

APRIL 2022 PROMISSORY NOTES

This Amendment, effective as of August 23, 2022 (this "Amendment") amends those certain Promissory Notes, issued April 8, 2022 by Sow Good, Inc. (the "Company") to certain Note Holders, in the aggregate original principal amount of Three Million Seven Hundred Thousand Dollars ($3,700,000.00) (the "Notes"). Capitalized terms used and not otherwise defined herein are used as defined in the Notes.

WHEREAS, the Notes may be amended with the written consent of the Company and the Required Note Holders, which the Notes define as the holders of more than sixty-six percent (66%) of the aggregate principal amount of all Notes then outstanding from time to time ("Required Note Holders");

WHEREAS, Ira Goldfarb Irrevocable Trust, IG Union Bower, LLC, and Ira and Claudia Goldfarb, jointly, and Lyle A. Berman Revocable Trust together hold $3,120,000 in principal amount of the Notes representing more than 66% of the aggregate principal amount of all outstanding Notes;

WHEREAS, the Company and the Required Note Holders desire to change the terms of interest accrual beginning January 1, 2023.

NOW, THEREFORE, BE IT RESOLVED, the Company and the Required Note Holders hereby amend the Notes as specifically set forth below:

1.	Section 1.1 and 1.2 of the Notes shall be deleted and replaced in its entirety with the following:

"1. Principal and Interest.

1.1       Sow Good Inc., a Nevada corporation (“Debtor” or the “Company”), for value received, hereby promises to pay to the purchaser identified on the counterpart signature page hereto (Investor” or “Holder” and together along with the other Holders of Notes issued under the Note and Warrant Purchase Agreement, dated April 8, 2022, between the Company and the Investors thereto (the “Note Purchase Agreement”), the “Note Holders”), in lawful money of the United States of America and in immediately available funds, the principal sum set forth above, together with interest from the date of this Note on the unpaid principal balance at a rate equal to six percent (6.00%) per annum, at the time and in the manner hereinafter provided.

1.2       Interest. Until December 31, 2022, accrued interest on this Note shall be payable in cash semi-annually on June 30 and December 31, with appropriate pro rata adjustments made for any partial interest accrual period and provided that the first such payment shall be not earlier than June 30, 2022. Effective January 1, 2023, interest on this Note shall accrue on the outstanding principal amount from January 1, 2023, and shall be payable in full at the earlier of the Maturity Date or January 1, 2025."

2.	Except as expressly amended herein, all of the provisions of the Notes shall remain in full force and effect and are hereby ratified in all aspects.

3.	This Amendment may be executed by the signing of more than one identical counterparts, and when taken together, shall constitute one and the same agreement.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date and year first above written.

Sow Good, Inc.

By /s/ Claudia Goldfarb

Claudia Goldfarb

Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date and year first above written.

REQUIRED NOTE HOLDER:

Ira Goldfarb Irrevocable Trust

By:	/s/ Ira Goldfarb
Name: Ira Goldfarb
Title: Trustee

IG Union Bower, LLC

By:	/s/ Ira Goldfarb
Name: Ira Goldfarb Title: Manager

Ira and Claudia Goldfarb, jointly

By:	/s/ Ira Goldfarb
Name: Ira Goldfarb

By:	/s/ Claudia Goldfarb
Name: Claudia Goldfarb

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date and year first above written.

REQUIRED NOTE HOLDER:

Lyle A. Berman Revocable Trust

By:	/s/ Lyle Berman
Lyle Berman
Title: Trustee

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